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                                                     Exhibit (23)-1
                                                     Unicom Corporation
                                                     Form 10-K  File No. 1-11375



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 27, 1995, on the consolidated financial statements of Unicom Corporation and subsidiary companies (Company) as of and for the year ended December 31, 1994 (Report), included in the Company's Current Report on Form 8-K dated January 27, 1995, to the inclusion in this Form 10-K of our report dated January 27, 1995, on the supplemental schedule of the Company as of and for the year ended December 31, 1994, and to the incorporation of such reports into the Company's previously filed prospectus dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan), and Form S-8 Registration Statement File No. 33-56991 (relating to Unicom Corporation's Long-Term Incentive Plan). We also consent to the application of our Report, incorporated by reference in this Form 10-K, to Commonwealth Edison Company and subsidiary companies' ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the three years ended December 31, 1994, 1993 and 1992 appearing on page 14 of Exhibit 99 of the Company's Current Report on Form 8-K dated January 27, 1995.



                                          ARTHUR ANDERSEN LLP



Chicago, Illinois
March 28, 1995